EXECUTION COPY

                                                             EXHIBIT B
                                                             TO
                                                             SECURITIES PURCHASE
                                                             AGREEMENT


                          REGISTRATION RIGHTS AGREEMENT

        REGISTRATION RIGHTS AGREEMENT (this "AGREEMENT"), dated as of September 30, 1997 by and among PALOMAR MEDICAL TECHNOLOGIES, INC., a corporation organized under the laws of the State of Delaware, with headquarters located at 66 Cherry Hill Drive, Beverly, Massachusetts 01915 (the "COMPANY"), and the undersigned purchasers of Debentures and Common Shares under the Securities Purchase Agreement (together with affiliates, the "INITIAL INVESTORS").

        WHEREAS:

        A. In connection with the Securities Purchase Agreement of even date herewith by and between the Company and the Initial Investors (the "SECURITIES PURCHASE AGREEMENT"), the Company has agreed, upon the terms and subject to the conditions contained therein, to issue and sell to the Initial Investors (i) 6%, 7% and 8% Convertible Debentures Due September 30, 2002 (the "DEBENTURES") that are convertible into shares (the "CONVERSION SHARES") of the Company's common stock, par value $.01 per share (the "COMMON STOCK"), upon the terms and subject to the limitations and conditions set forth in the Debentures and (ii) shares of Common Stock (the "COMMON SHARES"); and

        B. To induce the Initial Investors to execute and deliver the Securities Purchase Agreement, the Company has agreed to provide certain registration rights under the Securities Act of 1933, as amended, and the rules and regulations thereunder, or any similar successor statute (collectively, the "SECURITIES ACT"), and applicable state securities laws;

        NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Initial Investors hereby agree as follows:

                1. DEFINITIONS.

                        a. As used in this Agreement,  the following terms shall
                have the following meanings:

                                (i) "INVESTORS"  means the Initial Investors and
                        any transferees or assignees who agree to become bound by the provisions of this Agreement in accordance with
                        Section 9 hereof.

                                (ii) "REGISTER," "REGISTERED," and "REGISTRATION" refer to a registration effected by preparing and filing a Registration Statement or Statements in compliance with the Securities Act and pursuant to Rule 415 under the Securities Act or any successor rule providing for offering securities on a continuous basis ("RULE 415"), and the declaration or ordering of effectiveness of such Registration Statement by the United States Securities and Exchange Commission (the "SEC").

                                (iii) "REGISTRABLE SECURITIES" means the Conversion Shares (including any Conversion Shares issuable with respect to Conversion Default Payments under the Debentures or in redemption of any Debentures) issued or issuable with respect to the Debentures, the Common Shares and any shares of capital stock issued or issuable, from time to time (with any adjustments), on or in exchange for or otherwise with respect to any of the foregoing.

                                (iv)    "REGISTRATION    STATEMENT"    means   a
                        registration   statement   of  the  Company   under  the
                        Securities Act.

                        b. Capitalized terms used herein and not otherwise defined herein shall have the respective meanings set forth in the Securities Purchase Agreement.

                2. REGISTRATION.

                        a. Mandatory Registration. The Company shall prepare, and, on or prior to the sixtieth (60th) day after the Closing
                Date (the "FILING DATE"), file with the SEC a Registration Statement on Form S-3 (or, if Form S-3 is not then available, on such form of Registration Statement as is then available to effect a registration of all of the Registrable Securities, subject to the reasonable consent of the Investors) covering the resale of a number of Registrable Shares equal to at least 3,500,000 shares plus the amount of Common Shares (provided that such number may be proportionally reduced if less than $7,000,000 in principal amount of Debentures are issued under the Securities Purchase Agreement), which Registration Statement, to the extent allowable under the Securities Act and the Rules promulgated thereunder (including Rule 416), shall state that such Registration Statement also covers such indeterminate number of additional shares of Common Stock as may become issuable upon conversion of the Debentures to prevent dilution resulting from stock splits, stock dividends or similar transactions or as a result of fluctuations in the market price of the Common Stock. The Registrable Securities included on the Registration Statement shall be allocated to the Investors as set forth in Section 11(k) hereof. The Registration Statement (and each amendment or supplement thereto, and each request for acceleration of effectiveness thereof) shall be provided to (and subject to the reasonable approval of) the Initial Investors and their counsel prior to its filing or other submission.

                        b. Underwritten  Offering. If any offering pursuant to a
                Registration Statement pursuant to Section 2(a) hereof involves an underwritten offering, the Investors who hold a majority in interest of the Registrable Securities subject to such underwritten offering, with the consent of the Initial Investors, shall have the right to select a total of one legal counsel to represent the Investors and an investment banker or bankers and manager or managers to administer the offering, which investment banker or bankers or manager or managers shall be reasonably satisfactory to the Company. In the event the Company determines such banker or manager to be unsatisfactory, the Company shall bear the difference, if any, in costs of the banker or manager ultimately accepted and such rejected underwriter or manager.

                        c. Payments by the Company.  The Company shall cause the
                registration statement to become effective as soon as practicable after filing, but in no event later than the one hundred twentieth (120th) day following the Closing Date (the "REGISTRATION DEADLINE"). If (i) the registration statement(s) covering the Registrable Securities required to be filed by the Company pursuant to Section 2(a) hereof is not declared effective by the SEC on or before the Registration Deadline or if, after the registration statement has been declared effective by the SEC, sales of Registrable Securities (including any Registrable Securities required to be registered pursuant to
                Section 3(b) hereof) are not permitted pursuant to the registration statement (including by reason of a stop order or the Company's failure to update the registration statement) or
                (ii) the Common Stock is not listed or included for quotation on the NASDAQ SmallCap Market ("NASDAQ"), the NASDAQ National Market (the "NNM"), the New York Stock Exchange (the "NYSE") or the American Stock Exchange (the "AMEX") at any time after the Registration Deadline, then the Company will make payments to the Investors in such amounts and at such times as shall be determined pursuant to this Section 2(c) as partial relief for the damages to the Investors by reason of any such delay in or reduction of their ability to sell the Registrable Securities (which remedy shall not be exclusive of any other remedies available at law or in equity). The Company shall pay to each Investor an amount equal to the sum of (i) the aggregate principal amount of the Debentures held by such Investor (including, without limitation, Debentures that have been converted into Conversion Shares then held by such Investor) (the "AGGREGATE PURCHASE PRICE") multiplied by two hundredths (.02) if the Registration Statement filed pursuant to Section 2(a) is not declared effective on or prior to the Registration Deadline plus (ii) an amount equal to the Aggregate Purchase Price multiplied by two hundredths (.02) for each full thirty
                (30) day period thereafter that the Registration Statement has not been declared effective or that sales are not permitted pursuant to the Registration Statement after it has been declared effective (including by reason of a stop order or the Company's failure to update the registration statement) or that the Common Stock is not listed or included for quotation on NASDAQ, the NYSE or AMEX (which amount shall not be pro rated for periods of less than thirty (30) days); PROVIDED, HOWEVER that there shall be excluded from each such period any delays which are solely attributable to changes (other than corrections of Company mistakes with respect to information previously provided by the Investors) required by the Investors in the Registration Statement with respect to information relating to the Investors, including, without limitation, changes to the plan of distribution and PROVIDED, FURTHER, that the aggregate amount payable to any Investor under this Section 2(c) shall not exceed ten percent (10%) of such Investor's Aggregate Purchase Price. (For example, if the Registration Statement is not effective by the Registration Deadline, the Company would pay $20,000 for each $1,000,000 of Aggregate Purchase Price and the Company would pay an additional $20,000 for each $1,000,000 of Aggregate Purchase Price thereafter for each additional thirty
                (30) days the Registration Statement is not effective (up to a maximum of $100,000 for each $1,000,000 Aggregate Purchase Price)). Such amounts shall be paid in cash or, at each Investor's option, may be convertible into Common Stock at the "CONVERSION PRICE" (as defined in the Debentures). Any shares of Common Stock issued upon conversion of such amounts shall be Registrable Securities. If the Investor desires to convert the amounts due hereunder into Registrable Securities it shall so notify the Company in writing within two (2) business days of the date on which such amounts are first payable in cash and such amounts shall be so convertible (pursuant to the mechanics set forth under Article II of the Debentures), beginning on the last day upon which the cash amount would otherwise be due in accordance with the following sentence. Payments of cash pursuant hereto shall be made within five (5) days after the end of each period that gives rise to such obligation.

                        d. Eligibility for Form S-3. The Company  represents and
                warrants that it meets the requirements for the use of Form S-3 for registration of the sale by the Initial Investors and any other Investor of the Registrable Securities and the Company shall file all reports required to be filed by the Company with the SEC in a timely manner so as to maintain such eligibility for the use of Form S-3.

                3.   OBLIGATIONS  OF  THE  COMPANY.   In  connection   with  the
        registration of the Registrable Securities, the Company shall have the following obligations:

                        a. The Company shall prepare  promptly and file with the
                SEC the Registration Statement required by Section 2(a), and cause such Registration Statement relating to Registrable Securities to become effective as soon as practicable after such filing, but in no event later than the Registration Deadline, and keep the Registration Statement effective pursuant to Rule 415 at all times until such date as is the earlier of (i) the date on which all of the Registrable Securities have been sold and (ii) the date on which all Registrable Securities (in the reasonable opinion of counsel to the Initial Investors) may be immediately sold by the Investors to the public without registration (including, in accordance with Rule 144(k) promulgated under the Securities Act) (the "Registration Period"), which Registration Statement (including any amendments or supplements thereto and prospectuses contained therein and all documents incorporated by reference therein) shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein not misleading.

                        b. The Company  shall prepare and file with the SEC such
                additional   Registration   Statements   and   such   amendments
                (including post-effective amendments) and supplements to any Registration Statement and the prospectus used in connection with the Registration Statement as may be necessary to keep the Registration Statement or Statements effective as to all Registrable Securities at all times during the Registration Period, and, during such period, comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities of the Company covered by the Registration Statement or Statements until such time as all of such Registrable Securities have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof as set forth in the Registration Statement. In the event an Investor notifies the Company that the number of shares available (including, if permissible, shares available by reason of Rule 416 under the Securities Act) under a Registration Statement filed pursuant to this Agreement was, for any three (3) consecutive trading days (the date the Investor notifies the Company of such occurrence being the "REGISTRATION TRIGGER DATE"), insufficient to cover a number of shares equal to the applicable Registration Percentage (as defined below) multiplied by all of the Registrable Securities issued or issuable upon conversion of the Debentures held by such Investor (without giving effect to any limitations on conversion contained in Article II.C of the Debentures), the Company shall amend the Registration Statement, or file a new Registration Statement (on the short form available therefor, if applicable), or both, so as to cover one hundred fifty percent (150%) of the Registrable Securities issued or issuable to such Investor (without giving effect to any limitations on conversion contained in Article II.C of the Debentures), in each case, as soon as practicable, but in any event within fifteen (15) days after the Registration Trigger Date (based on the market price of the Common Stock and other relevant factors on which the Company reasonably elects to rely). The Company shall cause such amendment and/or new Registration Statement to become effective as soon as practicable following the filing thereof. In the event the Company fails to obtain the effectiveness of any such Registration Statement within ninety (90) days after a Registration Trigger Date, each Investor shall thereafter have the option, exercisable in whole or in part at any time and from time to time by delivery of a written notice to the Company (a

                "REGISTRATION TRIGGER PREPAYMENT NOTICE"), to require the Company to pay a portion of such Investor's Outstanding Amount (as defined in Article I of the Debentures), such that the total number of shares of Common Stock issuable to such Investor upon conversion of its Debentures (without giving effect to any limitations on conversion contained in Article II.C of the Debentures) does not exceed the number of shares then registered under an effective Registration Statement. If the Corporation fails to pay any portion of such Outstanding Amount within five
                (5) business days after its receipt of a Registration Trigger Prepayment Notice, then such failure shall be deemed a Mandatory Prepayment Event as defined in the Debentures, and the Investor shall be entitled to the remedies provided in Article V.B of the Debentures. As used herein, "REGISTRATION PERCENTAGE" means one hundred percent (100%) for the period ending on the 150th day following the Closing Date and means one hundred and thirty-five percent (135%) thereafter.

                        c. The  Company  shall  furnish to each  Investor  whose
                Registrable Securities are included in the Registration Statement and its legal counsel (i) promptly after the same is prepared and publicly distributed, filed with the SEC, or received by the Company, one copy of the Registration Statement and any amendment thereto, each preliminary prospectus and prospectus and each amendment or supplement thereto and, in the case of the Registration Statement referred to in Section 2(a), to counsel to the Investors only, each letter written by or on behalf of the Company to the SEC or the staff of the SEC, and each item of correspondence from the SEC or the staff of the SEC, in each case relating to such Registration Statement (other than the portion, if any, thereof which contains information for which the Company has sought confidential treatment) and (ii) such number of copies of a prospectus, including a preliminary prospectus, and all amendments and supplements thereto and such other documents as such Investor may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such Investor.

                        d. The  Company  shall  use  reasonable  efforts  to (i)
                register and qualify the Registrable Securities covered by the Registration Statement under such other securities or "blue sky" laws of such jurisdictions in the United States as each Investor who holds Registrable Securities being offered reasonably requests, (ii) prepare and file in those jurisdictions such amendments (including post-effective amendments) and supplements to such registrations and qualifications as may be necessary to maintain the effectiveness thereof during the Registration Period, (iii) take such other actions as may be necessary to maintain such registrations and qualifications in effect at all times during the Registration Period, and (iv) take all other actions reasonably necessary or advisable to qualify the Registrable Securities for sale in such jurisdictions; PROVIDED, HOWEVER, that the Company shall not be required in connection therewith or as a condition thereto to (a) qualify to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 3(d), (b) subject itself to general taxation in any such jurisdiction, (c) file a general consent to service of process in any such jurisdiction,
                (d) provide any undertakings that cause the Company undue expense or burden, or (e) make any change in its charter or bylaws, which in each case the Board of Directors of the Company determines to be contrary to the best interests of the Company and its stockholders.

                        e. In the event the  Investors  who hold a  majority  in
                interest of the Registrable Securities being offered in an offering select underwriters for the offering, the Company shall enter into and perform its obligations under an underwriting agreement, in usual and customary form, including, without limitation, customary indemnification and contribution obligations, with the underwriters of such offering.

                        f. As promptly as  practicable  after  becoming aware of
                such event, the Company shall notify each Investor of the happening of any event, of which the Company has knowledge, as a result of which the prospectus included in the Registration Statement, as then in effect, includes an untrue statement of a material fact or omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and use its best efforts promptly to prepare a supplement or amendment to the Registration Statement to correct such untrue statement or omission, and deliver such number of copies of such supplement or amendment to each Investor as such Investor may reasonably request.

                        g. The Company shall use its best efforts to prevent the
                issuance of any stop order or other suspension of effectiveness of a Registration Statement, and, if such an order is issued, to obtain the withdrawal of such order at the earliest practicable moment and to notify each Investor who holds Registrable
                Securities being sold (or, in the event of an underwritten offering, the managing underwriters) of the issuance of such order and the resolution thereof.

                        h. The  Company  shall  permit a single  firm of counsel
                designated by the Initial Investors to review the Registration Statement, all amendments and supplements thereto and all written responses by the Company to the SEC regarding the Registration Statement which relate to the Investors a reasonable period of time (and in no event less than three (3) business days) prior to their filing with the SEC, and not file any document in a form to which such counsel reasonably objects. In the event such counsel fails to convey to the Company all of its comments (or that it has no comments) to such Registration Statement prior to the scheduled filing date of such Registration Statement (which date shall comply with the requirements set forth in this Section 3(h)), the sixty (60) and the one hundred and twenty (120) day periods referred to in
                Section 2(a) and 2(c) shall be extended by such number of business days after such scheduled filing date that such counsel so conveys such comments (or that it has no comments).

                        i. The Company  shall make  generally  available  to its
                security holders as soon as practical, but not later than ninety
                (90) days after the close of the period covered thereby, an earnings statement (in form complying with the provisions of Rule 158 under the Securities Act) covering a twelve-month period beginning not later than the first day of the Company's fiscal quarter next following the effective date of the Registration Statement.

                        j. At the request of any Investor,  if the  Registration
                Statement pertains to an underwritten public offering, the Company shall furnish, on the date of effectiveness of the Registration Statement (i) an opinion, dated as of such date, from counsel representing the Company addressed to the Investors and in form, scope and substance as is customarily given in an underwritten public offering and (ii) a letter, dated such date, from the Company's independent certified public accountants in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters, if any, and the Investors.

                        k. The Company shall make  available  for  inspection by
                (i) any Investor, (ii) any underwriter participating in any disposition pursuant to the Registration Statement, (iii) one firm of attorneys and one firm of accountants or other agents retained by the Investors, and (iv) one firm of attorneys retained by all such underwriters (collectively, the "INSPECTORS") all pertinent financial and other records, and pertinent corporate documents and properties of the Company (collectively, the "RECORDS"), as shall be reasonably deemed necessary by each Inspector to enable each Inspector to exercise its due diligence responsibility, and cause the Company's officers, directors and employees to supply all information which any Inspector may reasonably request for purposes of such due diligence; PROVIDED, HOWEVER, that each Inspector shall hold in confidence and shall not make any disclosure (except to an Investor) of any Record or other information which the Company determines in good faith to be confidential, and of which determination the Inspectors are so notified, unless (a) the disclosure of such Records is necessary to avoid or correct a misstatement or omission in any Registration Statement, (b) the release of such Records is ordered pursuant to a subpoena or other order from a court or government body of competent jurisdiction, or (c) the information in such Records has been made generally available to the public other than by disclosure in violation of this or any other agreement. The Company shall not be required to disclose any confidential information in such Records to any Inspector until and unless such Inspector shall have entered into confidentiality agreements (in form and substance satisfactory to the Company) with the Company with respect thereto, substantially as set forth in this Section 3(k). Each Investor agrees that it shall, upon learning that disclosure of such Records is sought in or by a court or governmental body of competent jurisdiction or through other means, give prompt notice to the Company and allow the Company, at its expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, the Records deemed confidential. Nothing herein shall be deemed to limit the Investor's ability to sell Registrable Securities in a manner which is otherwise consistent with applicable laws and regulations.

                        l. The Company shall hold in confidence and not make any
                disclosure of information concerning an Investor provided to the Company unless (i) disclosure of such information is necessary to comply with federal or state securities laws, (ii) the disclosure of such information is necessary to avoid or correct a misstatement or omission in any Registration Statement, (iii) the release of such information is ordered pursuant to a subpoena or other order from a court or governmental body of competent jurisdiction, (iv) such information has been made generally available to the public other than by disclosure in violation of this or any other agreement, or (v) such Investor consents to the form and content of any such disclosure. The Company agrees that it shall, upon learning that disclosure of such information concerning an Investor is sought in or by a court or governmental body of competent jurisdiction or through other means, give prompt notice to such Investor prior to making such disclosure, and allow the Investor, at its expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, such information.

                        m. The  Company  shall use its best  efforts to promptly
                either (i) cause all the Registrable Securities covered by the Registration Statement to be listed on the NYSE or the AMEX or another national securities exchange and on each additional national securities exchange on which securities of the same class or series issued by the Company are then listed, if any, if the listing of such Registrable Securities is then permitted under the rules of such exchange, or (ii) secure the designation and quotation, of all the Registrable Securities covered by the Registration Statement on the NASDAQ Small Cap Market or the NNM and, without limiting the generality of the foregoing, to arrange for or maintain at least two market makers to register with the National Association of Securities Dealers, Inc. ("NASD") as such with respect to such Registrable Securities.

                        n. The  Company  shall  provide  a  transfer  agent  and
                registrar, which may be a single entity, for the Registrable Securities not later than the effective date of the Registration Statement.

                        o. The Company  shall  cooperate  with the Investors who
                hold Registrable Securities being offered and the managing underwriter or underwriters, if any, to facilitate the timely preparation and delivery of certificates (not bearing any restrictive legends) representing Registrable Securities to be offered pursuant to the Registration Statement and enable such certificates to be in such denominations or amounts, as the case may be, as the managing underwriter or underwriters, if any, or the Investors may reasonably request and registered in such names as the managing underwriter or underwriters, if any, or the Investors may request, and, within three (3) business days after a Registration Statement which includes Registrable Securities is ordered effective by the SEC, the Company shall cause legal counsel selected by the Company to deliver, to the transfer agent for the Registrable Securities (with copies to the Investors whose Registrable Securities are included in such Registration Statement) an opinion of such counsel in the form attached hereto as EXHIBIT 1.

                        p. At the request of any  Investor,  the  Company  shall
                prepare and file with the SEC such amendments (including post-effective amendments) and supplements to a Registration Statement and the prospectus used in connection with the Registration Statement as may be necessary in order to change the plan of distribution set forth in such Registration Statement.

                4.  OBLIGATIONS  OF  THE  INVESTORS.   In  connection  with  the
        registration of the Registrable Securities, the Investors shall have the following obligations:

                        a. It shall be a condition  precedent to the obligations
                of the Company to complete the registration pursuant to this Agreement with respect to the Registrable Securities of a particular Investor that such Investor shall furnish to the Company such information regarding itself, the Registrable Securities held by it and the intended method of disposition of the Registrable Securities held by it as shall be reasonably required to effect the registration of such Registrable Securities and shall execute such documents in connection with such registration as the Company may reasonably request. At least ten (10) business days prior to the first anticipated filing date of the Registration Statement, the Company shall notify each Investor in writing of the information the Company reasonably requires from each such Investor and each such Investor shall provide such information no later than five (5) business days prior to such anticipated filing date.

                        b. Each Investor,  by such Investor's  acceptance of the
                Registrable Securities, agrees to cooperate with the Company as reasonably requested by the Company in connection with the preparation and filing of the Registration Statement hereunder, unless such Investor has notified the Company in writing of such Investor's election to exclude all of such Investor's Registrable Securities from the Registration Statement.

                        c. Each Investor whose Registrable Securities are included in a Registration Statement understands that the Securities Act may require delivery of a prospectus relating thereto in connection with any sale thereof pursuant to such Registration Statement and each such Investor shall deliver a prospectus in connection with any such sale.

                        d. Each Investor agrees to notify the Company  promptly,
                but in any event within 72 hours after the date on which all Registrable Securities, Debentures and Common Shares owned by such Investor have been sold by such Investor, if such date is prior to the expiration of the Registration Period, so that the Company may comply with its obligation to terminate the Registration Statement in accordance with Item 512 of Regulation S-K or Regulation S-B, as the case may be.

                        e. In the event Investors holding a majority in interest
                of the Registrable Securities being offered determine to engage the services of an underwriter, each Investor agrees to enter into and perform such Investor's obligations under an underwriting agreement, in usual and customary form, including, without limitation, customary indemnification and contribution obligations, with the managing underwriter of such offering and take such other actions as are reasonably required in order to expedite or facilitate the disposition of the Registrable Securities, unless such Investor has notified the Company in writing of such Investor's election to exclude all of such Investor's Registrable Securities from the Registration Statement.

                        f. Each Investor agrees that, upon receipt of any notice
                from the Company of the happening of any event of the kind described in Section 3(f) or 3(g), such Investor will immediately discontinue disposition of Registrable Securities pursuant to the Registration Statement covering such Registrable Securities until such Investor's receipt of the copies of the supplemented or amended prospectus contemplated by Section 3(f) or 3(g) and, if so directed by the Company, such Investor shall deliver to the Company (at the expense of the Company) or destroy (and deliver to the Company a certificate of destruction) all copies in such Investor's possession, of the prospectus covering such Registrable Securities current at the time of receipt of such notice.

                        g. No Investor may participate in any underwritten offering of Registrable Securities hereunder unless such Investor (i) agrees to sell such Investor's Registrable Securities on the basis provided in any underwriting arrangements in usual and customary form entered into by the Company, (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements, and (iii) agrees to pay its pro rata share of all underwriting discounts and commissions and any expenses in excess of those payable by the Company pursuant to
                Section 5 below.

                5.  EXPENSES  OF  REGISTRATION.  All  expenses  incurred  by the
        Company in connection with registrations, filings or qualifications pursuant to Sections 2 and 3, including, without limitation, all registration, listing and qualifications fees, printers and accounting fees, the fees and disbursements of counsel for the Company and the fees and disbursements contemplated by Section 3(j) hereof shall be borne by the Company. The Investors shall be responsible for any underwriting discounts and commissions attributable to the Registrable Securities to be sold by them and the legal fees and disbursements contemplated by
        Section 2(b) hereof, except to the extent otherwise set forth in Section 2(b).

                6. INDEMNIFICATION. In the event any Registrable Securities are included in a Registration Statement under this Agreement:

                        a. To the extent  permitted  by law,  the  Company  will
                indemnify, hold harmless and defend (i) each Investor who holds such Registrable Securities, and (ii) the directors, officers, partners, members, employees, agents and each person who controls any Investor within the meaning of Section 15 of the Securities Act or Section 20 of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), if any, (each, an "INDEMNIFIED PERSON"), against any joint or several losses, claims, damages, liabilities or expenses (collectively, together with actions, proceedings or inquiries by any regulatory or self-regulatory organization, whether commenced or threatened, in respect thereof, "CLAIMS") to which any of them may become subject insofar as such Claims arise out of or are based upon:
                (i) any untrue statement or alleged untrue statement of a material fact in a Registration Statement or the omission or alleged omission to state therein a material fact required to be stated or necessary to make the statements therein not misleading, (ii) any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus if used prior to the effective date of such Registration Statement, or contained in the final prospectus (as amended or supplemented, if the Company files any amendment thereof or supplement thereto with the SEC) or the omission or alleged omission to state therein any material fact necessary to make the statements made therein, in light of the circumstances under which the statements therein were made, not misleading, or
                (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any other law, including, without limitation, any state securities law, or any rule or regulation thereunder relating to the offer or sale of the Registrable Securities (the matters in the foregoing clauses (i) through (iii) being, collectively, "VIOLATIONS"). Subject to the restrictions set forth in Section 6(c) with respect to the number of legal counsel, the Company shall reimburse the Investors and each such underwriter or controlling person, promptly as such expenses are incurred and are due and payable, for any reasonable legal fees or other reasonable expenses incurred by them in connection with investigating or defending any such Claim. Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this Section 6(a): (i) shall not apply to a Claim arising out of or based upon a Violation which occurs in reliance upon and in conformity with information furnished in writing to the Company by such Indemnified Person expressly for use in the Registration Statement or any such amendment thereof or supplement thereto;
                (ii) shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of the Company, which consent shall not be unreasonably withheld; and (iii) with respect to any preliminary prospectus, shall not inure to the benefit of any Indemnified Person if the untrue statement or omission of material fact contained in the preliminary prospectus was corrected on a timely basis in the prospectus, as then amended or supplemented, if such corrected prospectus was timely made available by the Company pursuant to
                Section 3(c) hereof, and the Indemnified Person was promptly advised in writing not to use the incorrect prospectus prior to the use giving rise to a Violation and such Indemnified Person, notwithstanding such advice, used it. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Indemnified Person and shall survive the transfer of the Registrable Securities by the Investors pursuant to Section 9.

                        b. In  connection  with any  Registration  Statement  in
                which an Investor is participating, each such Investor agrees severally and not jointly to indemnify, hold harmless and defend, to the same extent and in the same manner set forth in
                Section 6(a), the Company, each of its directors, each of its officers who signs the Registration Statement, its employees, agents and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and any other stockholder selling securities pursuant to the Registration Statement or any of its directors or officers or any person who controls such stockholder or underwriter within the meaning of the Securities Act or the Exchange Act (each an "INDEMNIFIED PARTY"), against any Claim to which any of them may become subject, under the Securities Act, the Exchange Act or otherwise, insofar as such Claim arises out of or is based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished to the Company by such Investor expressly for use in connection with such Registration Statement; and subject to Section 6(c) such Investor will reimburse any legal or other expenses (promptly as such expenses are incurred and are due and payable) reasonably incurred by them in connection with investigating or defending any such Claim; PROVIDED, HOWEVER, that the indemnity agreement contained in this Section 6(b) shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of such Investor, which consent shall not be unreasonably withheld; PROVIDED, FURTHER, HOWEVER, that the Investor shall be liable under this Agreement (including this Section 6(b) and Section 7) for only that amount as does not exceed the net proceeds actually received by such Investor as a result of the sale of Registrable Securities pursuant to such Registration Statement. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Indemnified Party and shall survive the transfer of the Registrable Securities by the Investors pursuant to Section 9. Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this Section 6(b) with respect to any preliminary prospectus shall not inure to the benefit of any Indemnified Party if the untrue statement or omission of material fact contained in the preliminary prospectus was corrected on a timely basis in the prospectus, as then amended or supplemented, and the Indemnified Party failed to utilize such corrected prospectus.

                        c. Promptly  after receipt by an  Indemnified  Person or
                Indemnified Party under this Section 6 of notice of the commencement of any action (including any governmental action), such Indemnified Person or Indemnified Party shall, if a Claim in respect thereof is to made against any indemnifying party under this Section 6, deliver to the indemnifying party a written notice of the commencement thereof, and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume control of the defense thereof with counsel mutually satisfactory to the indemnifying party and the Indemnified Person or the Indemnified Party, as the case may be; PROVIDED, HOWEVER, that such indemnifying party shall not be entitled to assume such defense and an Indemnified Person or Indemnified Party shall have the right to retain its own counsel with the fees and expenses to be paid by the indemnifying party, if, in the reasonable opinion of counsel retained by the indemnifying party, the representation by such counsel of the Indemnified Person or Indemnified Party and the indemnifying party would be inappropriate due to actual or potential conflicts of interest between such Indemnified Person or Indemnified Party and any other party represented by such counsel in such proceeding or the actual or potential defendants in, or targets of, any such action include both the Indemnified Person or the Indemnified Party and the indemnifying party and any such Indemnified Person or Indemnified Party reasonably determines that there may be legal defenses available to such Indemnified Person or Indemnified Party which are different from or in addition to those available to such indemnifying party. The indemnifying party shall pay for only one separate legal counsel for the Indemnified Persons or the Indemnified Parties, as applicable, and such legal counsel shall be selected by Investors holding a majority-in-interest of the Registrable Securities included in the Registration Statement to which the Claim relates (with the approval of the Initial Investors if they holds Registrable Securities included in such Registration Statement), if the Investors are entitled to indemnification hereunder, or by the Company, if the Company is entitled to indemnification hereunder, as applicable. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall not relieve such indemnifying party of any liability to the Indemnified Person or Indemnified Party under this Section 6, except to the extent that the indemnifying party is actually prejudiced in its ability to defend such action. The indemnification required by this Section 6 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as such expense, loss, damage or liability is incurred and is due and payable.

                7. CONTRIBUTION. To the extent any indemnification by an indemnifying party is prohibited or limited by law, the indemnifying party agrees to make the maximum contribution with respect to any amounts for which it would otherwise be liable under Section 6 to the fullest extent permitted by law; PROVIDED, HOWEVER, that (i) no contribution shall be made under circumstances where the maker would not have been liable for indemnification under the fault standards set forth in Section 6, (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any seller of Registrable Securities who was not guilty of such fraudulent misrepresentation, and (iii) contribution (together with any indemnification or other obligations under this Agreement) by any seller of Registrable Securities shall be limited in amount to the net amount of proceeds received by such seller from the sale of such Registrable Securities.

                8. REPORTS UNDER THE EXCHANGE ACT. With a view to making available to the Investors the benefits of Rule 144 promulgated under the Securities Act or any other similar rule or regulation of the SEC that may at any time permit the Investors to sell securities of the Company to the public without registration ("RULE 144"), the Company agrees to:

                        a. file with the SEC in a timely manner and make and keep available all reports and other documents required of the Company under the Securities Act and the Exchange Act so long as the Company remains subject to such requirements (it being understood that nothing herein shall limit the Company's obligations under Section 4(c) of the Securities Purchase Agreement) and the filing and availability of such reports and other documents is required for the applicable provisions of Rule 144; and

                        b. furnish to each Investor so long as such Investor owns Debentures, Common Shares or Registrable Securities, promptly upon request, (i) a written statement by the Company that it has complied with the reporting requirements of Rule 144, the Securities Act and the Exchange Act, (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested to permit the Investors to sell such securities pursuant to Rule 144 without registration.

                9. ASSIGNMENT OF REGISTRATION RIGHTS. The rights of the Investors hereunder, including the right to have the Company register Registrable Securities pursuant to this Agreement, shall be automatically assignable by each Investor to any transferee of all or any portion of the Debentures, Common Shares or the Registrable Securities if: (i) the Investor agrees in writing with the transferee or assignee to assign such rights, and a copy of such agreement is furnished to the Company within a reasonable time after such assignment,
        (ii) the Company is, within a reasonable time after such transfer or assignment, furnished with written notice of (a) the name and address of such transferee or assignee, and (b) the securities with respect to which such registration rights are being transferred or assigned, (iii) following such transfer or assignment, the further disposition of such securities by the transferee or assignee is restricted under the Securities Act and applicable state securities laws, (iv) at or before the time the Company receives the written notice contemplated by clause
        (ii) of this sentence, the transferee or assignee agrees in writing with the Company to be bound by all of the provisions contained herein, and
        (v) such transfer shall have been made in accordance with the applicable requirements of the Securities Purchase Agreement.

                10. AMENDMENT OF REGISTRATION RIGHTS. Provisions of this Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with written consent of the Company, the Initial Investors (to the extent the Initial Investors still own Debentures, Common Shares or Registrable Securities) and Investors who hold a majority in interest of the Registrable Securities. Any amendment or waiver effected in accordance with this Section 10 shall be binding upon each Investor and the Company.

                11. MISCELLANEOUS.

                        a. A person  or  entity  is  deemed  to be a  holder  of
                Registrable Securities whenever such person or entity owns of record such Registrable Securities. If the Company receives conflicting instructions, notices or elections from two or more persons or entities with respect to the same Registrable Securities, the Company shall act upon the basis of instructions, notice or election received from the registered owner of such Registrable Securities.

                        b. Any notices  required or  permitted to be given under
                the  terms  of this  Agreement  shall  be sent by  certified  or registered mail (return receipt requested) or delivered personally or by courier or by confirmed telecopy, and shall be effective five days after being placed in the mail, if mailed, or upon receipt or refusal of receipt, if delivered personally or by courier or confirmed telecopy, in each case addressed to a party. The addresses for such communications shall be:

        If to the Company:

                  Palomar Medical Technologies, Inc.
                  66 Cherry Hill Drive
                  Beverly, Massachusetts 01915
                  Telecopy:  (508) 921-5801
                  Attention:  Paul Weiner, Director of Finance

        with a copy to each of the Company's General Counsel at the same address and to:

                  Foley, Hoag & Eliot LLP
                  One Post Office Square
                  Boston, Massachusetts  02109
                  Telecopy:  (617) 832-7000
                  Attention:  Dean F. Hanley, Esq.

and if to any Investor, at such address as such Investor shall have provided in writing to the Company, or at such other address as each such party furnishes by notice given in accordance with this Section 11(b).

                        c. Failure of any party to exercise any right or remedy under this Agreement or otherwise, or delay by a party in exercising such right or remedy, shall not operate as a waiver thereof.

                        d. This Agreement  shall be governed by and construed in
                accordance with the laws of the State of Delaware applicable to contracts made and to be performed in the State of Delaware. The Company irrevocably consents to the jurisdiction of the United States federal courts located in the County of Kent in the State of Delaware in any suit or proceeding based on or arising under this Agreement and irrevocably agrees that all claims in respect of such suit or proceeding may be determined in such courts. The Company irrevocably waives the defense of an inconvenient forum to the maintenance of such suit or proceeding. The Company further agrees that service of process upon the Company, mailed by first class mail shall be deemed in every respect effective service of process upon the Company in any such suit or proceeding. Nothing herein shall affect the Investors' right to serve process in any other manner permitted by law. The Company agrees that a final non-appealable judgment in any such suit or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on such judgment or in any other lawful manner.

                        e. This Agreement and the Securities  Purchase Agreement
                (including all schedules and exhibits thereto) constitute the entire agreement among the parties hereto with respect to the subject matter hereof and thereof. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein and therein. This Agreement and the Securities Purchase Agreement supersede all prior agreements and understandings among the parties hereto with respect to the subject matter hereof and thereof.

                        f. Subject to the requirements of Section 9 hereof, this
                Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties hereto.

                        g. The headings in this Agreement are for convenience of
                reference only and shall not limit or otherwise affect the meaning hereof.

                        h. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same agreement. This
                Agreement, once executed by a party, may be delivered to the other party hereto by facsimile transmission of a copy of this Agreement bearing the signature of the party so delivering this Agreement.

                        i. Each party shall do and perform,  or cause to be done
                and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

                        j. All consents and other  determinations  to be made by
                the Investors or the Initial Investors pursuant to this Agreement shall be made by the Investors or the Initial Investors holding a majority of the Registrable Securities (determined as if all Debentures then outstanding had been converted into or exercised for Registrable Securities) held by all Investors or Initial Investors, as the case may be.

                        k. The initial number of Registrable Securities included
                on any Registration Statement and each increase to the number of Registrable Securities included thereon shall be allocated pro rata among the Investors based on the number of Registrable Securities held by each Investor at the time of such establishment or increase, as the case may be. In the event an Investor shall sell or otherwise transfer any of such holder's Registrable Securities, each transferee shall be allocated a pro rata portion of the number of Registrable Securities included on a Registration Statement for such transferor. Any shares of Common Stock included on a Registration Statement and which remain allocated to any person or entity which does not hold any Registrable Securities shall be allocated to the remaining Investors, pro rata based on the number of shares of Registrable Securities then held by such Investors.


                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]


        IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the date first above written.


PALOMAR MEDICAL TECHNOLOGIES, INC.


By:
Name:
Its:


Initial Investors:

Name:


By:
Name:
Its:

                                                   EXHIBIT 1
                                                   to
                                                   REGISTRATION RIGHTS AGREEMENT

[Date]

VIA FACSIMILE:  (718) 331-1852

Herbert Lemmer, Esq.
AMERICAN STOCK TRANSFER & TRUST COMPANY
40 Wall Street
New York, NY  10005

RE:      PALOMAR MEDICAL TECHNOLOGIES, INC.

Dear Mr. Lemmer:

We are counsel to PALOMAR MEDICAL TECHNOLOGIES, INC., a corporation organized under the laws of the State of Delaware (the "COMPANY"), and we understand that [Name of Investor] (the "HOLDER") has purchased from the Company (i) 6%, 7% and 8% Convertible Debentures Due September 30, 2002 (the "DEBENTURES") that are convertible into shares of the Company's Common Stock, par value $.01 per share (the "COMMON STOCK") and (ii) shares of Common Stock (the "COMMON SHARES"). The Debentures and Common Shares were purchased by the Holder pursuant to a Securities Purchase Agreement, dated as of September 30, 1997, by and among the Company and the signatories thereto (the "AGREEMENT"). Pursuant to a Registration Rights Agreement, dated as of September 30, 1997, by and among the Company and the signatories thereto (the "REGISTRATION RIGHTS AGREEMENT"), the Company agreed with the Holder, among other things, to register the Registrable Securities (as that term is defined in the Registration Rights Agreement) under the Securities Act of 1933, as amended (the "SECURITIES ACT"), upon the terms provided in the Registration Rights Agreement. In connection with the Company's obligations under the Registration Rights Agreement, on ________, 1997, the
Company filed a Registration Statement on Form S-___ (File No. 333- _____________) (the "REGISTRATION STATEMENT") with the Securities and Exchange Commission (the "SEC") relating to the Registrable Securities, which names the Holder as a selling stockholder thereunder.

[Customary introductory and scope of examination language to be inserted]

Based on the foregoing, we are of the opinion that the Registrable Securities have been registered under the Securities Act.

         [Other customary language to be included.]

Very truly yours,


cc:   [Name of Investor]